                                                                    EXHIBIT 4.11

                           FIVE-YEAR CREDIT AGREEMENT

                            Dated as of July 13, 2000


                  EASTMAN CHEMICAL COMPANY, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "INITIAL LENDERS") listed on the signature pages hereof, SALOMON SMITH BARNEY INC., as arranger, BANK OF AMERICA, N.A., as syndication agent, BANK ONE, NA, as documentation agent, and CITIBANK, N.A. ("CITIBANK"), as administrative agent (the "AGENT") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADVANCE" means a Revolving Credit Advance or a Competitive Bid Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "AGENT'S ACCOUNT" means the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Bank Loan Syndications Department.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                  "APPLICABLE MARGIN" means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                  ---------------------------------------------------------------------------------
                      Public Debt Rating    Applicable Margin for       Applicable Margin for
                         S&P/Moody's         Base Rate Advances       Eurodollar Rate Advances
                  ---------------------------------------------------------------------------------
                  Level 1
                  A/A2 or above                     0.00%                      0.195%
                  ---------------------------------------------------------------------------------


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



                  -------------------------------------------------------------
                  Level 2
                  A-/A3                    0.00%           0.275%
                  -------------------------------------------------------------
                  Level 3
                  BBB+/Baa1                0.00%           0.375%
                  -------------------------------------------------------------
                  Level 4
                  BBB/Baa2                 0.00%           0.450%
                  -------------------------------------------------------------
                  Level 5
                  BBB-/Baa3                0.00%           0.550%
                  -------------------------------------------------------------
                  Level 6
                  Lower than Level 5       0.00%           0.625%
                  -------------------------------------------------------------

                  "APPLICABLE PERCENTAGE" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


                           -------------------------------------------------
                              Public Debt Rating        Applicable
                                  S&P/Moody's           Percentage
                           -------------------------------------------------
                           Level 1
                           A/A2 or above                  0.075%
                           -------------------------------------------------
                           Level 2
                           A-/A3                          0.100%
                           -------------------------------------------------
                           Level 3
                           BBB+/Baa1                      0.125%
                           -------------------------------------------------
                           Level 4
                           BBB/Baa2                       0.150%
                           -------------------------------------------------
                           Level 5
                           BBB-/Baa3                      0.200%
                           -------------------------------------------------
                           Level 6
                           Lower than Level 5             0.250%
                           -------------------------------------------------

                  "APPLICABLE UTILIZATION FEE" means, as of any date that the aggregate Advances exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                           --------------------------------------------------
                            Public Debt Rating         Applicable
                                 S&P/Moody's         Utilization Fee
                           --------------------------------------------------
                           Level 1
                           A/A2 or above                   0.050%
                           --------------------------------------------------
                           Level 2
                           A-/A3                           0.075%
                           --------------------------------------------------
                           Level 3
                           BBB+/Baa1                       0.125%
                           --------------------------------------------------
                           Level 4
                           BBB/Baa2                        0.125%
                           --------------------------------------------------


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




                           ----------------------------------------------
                           Level 5
                           BBB-/Baa3                   0.125%
                           ----------------------------------------------
                           Level 6
                           Lower than Level 5          0.250%
                           ----------------------------------------------

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "ASSUMING LENDER" has the meaning specified in Section
         2.18(d).

                  "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.18(d)(ii).

                  "AUTHORIZED OFFICER" shall mean the Chairman, the General Counsel, the Secretary, the Controller, the Treasurer and such other persons designated by the Borrower in writing to the Agent by the Treasurer of the Borrower and acceptable to the Agent.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time, and any successor statute or statutes.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and


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


                           (c) 1/2 of one percent per annum above the Federal Funds Rate.

                  "BASE RATE ADVANCE" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

                  "BORROWING" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market.

                  "CAPITALIZED LEASE" shall mean any lease of property , real, personal or mixed, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.

                  "CHANGE IN CONTROL" shall mean a change in control of the Borrower of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 1(a) of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Borrower, a Subsidiary of the Borrower, or any employee benefit plan(s) sponsored by the Borrower or any Subsidiary of the Borrower, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 30% or more of the combined voting power of the outstanding securities of the Borrower ordinarily having the right to vote at the election of directors, or
         (ii) individuals who constituted the Board of Directors of the Borrower on the Effective Date (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof; PROVIDED FURTHER that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Borrower in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board.

                  "COMMITMENT" means as to any Lender (a) the amount set forth opposite such Lender's name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to
         Section 2.05 or increased pursuant to Section 2.18.

                  "COMMITMENT DATE" has the meaning specified in Section
         2.18(b).

                  "COMMITMENT INCREASE" has the meaning specified in Section 2.18(a).


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


                  "COMPETITIVE BID ADVANCE" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                  "COMPETITIVE BID BORROWING" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

                  "COMPETITIVE BID NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

                  "COMPETITIVE BID REDUCTION" has the meaning specified in
         Section 2.01.

                  "CONFIDENTIAL INFORMATION" means information that the Borrower furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than the Borrower that is not, to the best of the Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with the Borrower.

                  "CONSENTING LENDER" has the meaning specified in Section 2.19(b).

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONSOLIDATED EBT" shall mean, for any period, the total revenues of the Borrower and its Subsidiaries for such period, after deducting therefrom the cost of goods sold and all operating expenses for such period, including research and development and sales, general and administrative costs and interest expense for such period, all determined in accordance with GAAP on a consolidated basis.

                  "CONSOLIDATED EBITDAR" shall mean, for any period, the Consolidated EBT of the Borrower and its Subsidiaries for such period, plus amounts deducted in arriving at such Consolidated EBT in respect of nonrecurring charges, depreciation and amortization allowances and Consolidated Interest Expense for such period.

                  "CONSOLIDATED GROSS RENTAL EXPENSE" shall mean, for any period, all minimum or guaranteed rentals payable by the Borrower or any of its Subsidiaries as lessee under any lease (other than a Capitalized Lease), properly charged to Consolidated EBT during such period.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, the sum of the following for the Borrower and its Subsidiaries, on a consolidated basis: (a) all interest charges (including amortization of debt discount and expense and the imputed interest component of Capitalized Lease Obligations properly chargeable to income during such period in accordance with GAAP), and (b) Consolidated Gross Rental Expense for the Borrower's most recent full fiscal year.

                  "CONSOLIDATED NET TANGIBLE ASSETS" shall mean, at any particular time, Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, except for (i) notes and loans payable, (ii) current maturities of the principal component of Capitalized Lease Obligations, all as set forth on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and computed in accordance with GAAP.

                  "CONSOLIDATED SUBSIDIARIES" shall mean all Subsidiaries of the Borrower which are consolidated with the Borrower for financial reporting purposes in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE ASSETS" shall mean, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and computed in accordance with GAAP.

                  "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

                  "DEBT" shall mean, for purposes of Section 5.02(d) hereof, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(b).

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary of the Borrower incorporated under the laws of the United States of America or any state thereof.

                  "EFFECTIVE DATE" has the meaning specified in Section 3.01.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approval in each case not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "ENVIRONMENTAL AFFILIATE" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

                  "ENVIRONMENTAL APPROVALS" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

                  "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any notice, claim, demand or similar written communication by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or (b) circumstances forming the basis of any violation, or alleged violation of any Environmental Law.

                  "ENVIRONMENTAL LAWS" shall mean all federal, state and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                  "ERISA" shall mean the Employment Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA CONTROLLED GROUP" shall mean a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

                  "ERISA PERSON" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

                  "ERISA PLAN" shall mean (a) any Plan that (i) is not a Multiemployer Plan and (ii) has Unfunded Benefit Liabilities in excess of $1,000,000 and (b) any Plan that is a Multiemployer Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) by reference to the British Bankers' Association Interest Settlement Rates as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the British Bankers' Association Settlement Rates are unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "EURODOLLAR RATE ADVANCE" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXTENSION DATE" has the meaning specified in Section 2.19(b).

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "FIXED RATE ADVANCES" has the meaning specified in Section 2.03(a)(i).

                  "GAAP" has the meaning specified in Section 1.03.

                  "INCREASE DATE" has the meaning specified in Section 2.18(a).

                  "INCREASING LENDER" has the meaning specified in Section 2.18(b).

                  "INDEBTEDNESS" of any Person shall mean, without duplication,
         (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price (or a portion thereof) of property or services (other than trade payables incurred in the ordinary course of business of such Person),
         (b) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (c) the principal component of all Capitalized Lease Obligations of such Person and all obligations of such Person under any other lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (e) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (f) payment obligations under any interest rate protection agreements (including without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements, (g) payment obligations under any facility for the sale or financing of receivables and (h) any indebtedness of any other Person of the character referred to in clauses (a) through (g) with respect to which such Person has become liable by way of any guarantee, similar contingent obligation or other arrangement which has the effect of assuring payment.

                  "INFORMATION MEMORANDUM" means the information memorandum dated June 12, 2000 used by the Agent in connection with the syndication of the Commitments.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or if available by all Lenders, nine or twelve months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                           (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                           (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "LENDERS" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.18 or 2.19 and each Person that shall become a party hereto pursuant to Section 8.07.

                  "LIBO RATE" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) by reference to the British Bankers' Association Interest Settlement Rates as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If British Bankers' Association Interest Settlement Rates are unavailable, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "LIBO RATE ADVANCES" means a Competitive Bid Advance bearing interest based on the LIBO Rate.

                  "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preferential payment arrangement, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement of similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

                  "MARGIN STOCK" shall have the meaning provided such term in Regulation U.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (a) the operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the ability of the Borrower to perform, or of the Agent or any of the Lenders to enforce, any of the Obligations.

                  "MATERIAL SUBSIDIARY" shall mean each Subsidiary of the Borrower which meets any of the following conditions: (a) the Borrower and its other Subsidiaries, investments in and advances to such Subsidiary exceed 10% of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, (b) the Borrower's and its other Subsidiaries" proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 10% of the total assets of the Borrower and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, or (c) the Borrower's and its other Subsidiaries' equity in the income from the continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles (excluding non-recurring items and special charges) of such Subsidiary exceeds 10% of such income of the Borrower and its Subsidiaries consolidated for the most recently completed fiscal year.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products regulated by applicable Environmental Laws.

                  "MULTIEMPLOYER PLAN" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "NON-CONSENTING LENDER" has the meaning specified in Section 2.18(b).

                  "NOTE" means a Revolving Credit Note or a Competitive Bid
         Note.

                  "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in Section 2.03(a).

                  "NOTICE OF REVOLVING CREDIT BORROWING" has the meaning specified in Section 2.02(a).

                  "OBLIGATIONS" shall mean all amounts owing to the Agent or any Lender (whether a contingent obligation or otherwise) pursuant to the terms of this Agreement or any Note.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means any employee benefit plan, covered by Title IV of ERISA, the funding requirements of which: (a) were the responsibility of the Borrower or a member of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof, (b) are currently the responsibility of the Borrower or a member of its ERISA Controlled Group, or (c) hereafter become the responsibility of the Borrower or a member of its ERISA Controlled Group, including any such plans as may have been, or may hereafter be, terminated for whatever reason.

                  "PRINCIPAL PROPERTY" shall mean any manufacturing plant or manufacturing facility (in each case taken as a whole) which is (a) owned by the Borrower or any Principal Subsidiary, (b) located within the continental United States, and (c) in the opinion of the Board of Directors of the Borrower, material to the total business conducted by the Borrower and the Principal Subsidiaries taken as a whole.

                  "PRINCIPAL SUBSIDIARY" shall mean any Subsidiary of the Borrower (a) substantially all the property of which is located within the continental United States and (b) which owns any Principal Property; PROVIDED that the term "Principal Subsidiary" shall not include any such Subsidiary which is principally engaged in leasing or in financing receivables, or which is principally engaged in financing the Borrower's operations outside the continental United States of America.

                  "PUBLIC DEBT RATING" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing,
         (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "REFERENCE BANKS" means Citibank, Bank of America, N.A. and Bank One, NA.

                  "REGISTER" has the meaning specified in Section 8.07(d).

                  "REPORTABLE EVENT" shall have the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Events as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in
         Section 4062(e) or 4063(a) of ERISA.

                  "REQUIRED LENDERS" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

                  "RESPONSIBLE OFFICER" means the Chief Financial Officer, the Controller, the Treasurer or any Assistant Treasurer of the Borrower.

                  "RESTRICTED SUBSIDIARY" shall mean, for purposes of Section 5.02(d) hereof, a wholly-owned Subsidiary of the Borrower substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property; provided however, that the term Restricted Subsidiary shall not include any Subsidiary that is principally engaged in (a) the business of financing; (b) the business of owning, buying, selling, leasing, dealing in or developing real property; or (c) the business of exporting goods or merchandise from or importing goods or merchandise into the United States.

                  "REVOLVING CREDIT ADVANCE" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SPC" has the meaning specified in Section 8.07(f) hereto.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or other entity in which such Person has ownership or control sufficient under GAAP to require such corporation or entity to be consolidated with such Person for financial reporting purposes.

                  "TERMINATION DATE" means the earlier of (a) July 13, 2005, subject to the extension thereof pursuant to Section 2.19 and (b) the date of termination in whole of the Commitments pursuant to Section
         2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.19 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "TERMINATION EVENT" shall mean (a) a Reportable Event, or (b) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an ERISA Plan or the treatment of an amendment to an ERISA Plan as a termination under ERISA, or (c) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA plan, except, in any such case, where the result thereof could not reasonably be expected to have a Material Adverse Effect.

                  "TYPE" means, as to any Revolving Credit Advance, its nature as a Base Rate Advance or a Eurodollar Rate Advance.

                   "UNFUNDED BENEFIT LIABILITIES" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16), of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of the interest rate and other assumptions used to determine the current liabilities of the Plan as required under Code Section 412(1)).

                  "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. THE REVOLVING CREDIT ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment PROVIDED that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "COMPETITIVE BID REDUCTION"). Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

                  SECTION 2.02. MAKING THE REVOLVING CREDIT ADVANCES. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances or (y) 1:00 P.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "NOTICE OF REVOLVING CREDIT BORROWING") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing,
(ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 3:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or
2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Revolving Credit Borrowings.

                  (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                  SECTION 2.03. THE COMPETITIVE BID ADVANCES. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; PROVIDED that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

                  (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "FIXED RATE ADVANCES") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; PROVIDED that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time), and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                  (iii) The Borrower shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                           (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                           (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

                  (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article
         III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the location specified by the Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

                  (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                  (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, PROVIDED that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                  (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

                  (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                  (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

                  SECTION 2.04. FEES. (a) FACILITY FEE. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2000, and on the Termination Date.

                  (b) AGENT'S FEES. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  SECTION 2.05. OPTIONAL TERMINATION OR REDUCTION OF THE COMMITMENTS. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, PROVIDED that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and PROVIDED FURTHER that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.

                  SECTION 2.06. REPAYMENT OF REVOLVING CREDIT ADVANCES. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  SECTION 2.07. INTEREST ON REVOLVING CREDIT ADVANCES. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) BASE RATE ADVANCES. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time PLUS (y) the Applicable Margin in effect from time to time PLUS
         (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) EURODOLLAR RATE ADVANCES. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance PLUS (y) the Applicable Margin in effect from time to time PLUS (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  SECTION 2.08. INTEREST RATE DETERMINATION. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                  (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  (f) If British Bankers' Association Interest Settlement Rates are unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.09. OPTIONAL CONVERSION OF REVOLVING CREDIT ADVANCES. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.10. PREPAYMENTS OF REVOLVING CREDIT ADVANCES. The Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                  SECTION 2.11. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.12. ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.13. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder not later than 1:00 P.M. (New York City time) on the day when due to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18 or an extension of the Termination Date pursuant to Section 2.19, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurodollar Rate, the LIBO Rate or the Federal Funds Rate or in respect of Fixed Rate Advances and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.14. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in
Section 8.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; PROVIDED, HOWEVER, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurocurrency Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.16. EVIDENCE OF DEBT. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

                  (b)      The Register maintained by the Agent pursuant to
Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.17. USE OF PROCEEDS. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrower and its Subsidiaries, including without limitation liquidity support for commercial paper and acquisitions.

                  SECTION 2.18. INCREASE IN THE AGGREGATE COMMITMENTS. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitment be increased by an amount of $50,000,000 or an integral multiple of $50,000,000 in excess thereof (each a "COMMITMENT INCREASE") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "INCREASE DATE") as specified in the related notice to the Agent; PROVIDED, HOWEVER that (i) in no event shall the aggregate amount of the Commitments at any time exceed $1,000,000,000 and
(ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Article III shall be satisfied.

                  (b) The Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include
(i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "COMMITMENT DATE"). Each Lender that is willing to participate in such requested Commitment Increase (each an "INCREASING LENDER") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts ratably.

                  (c) Promptly following each Commitment Date, the Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; PROVIDED, HOWEVER, that the Commitment of each such Eligible Assignee shall be in a minimum amount of $10,000,000.

                  (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.18(b) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.19(c), an "ASSUMING LENDER") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; PROVIDED, HOWEVER, that the Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit D hereto;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an "ASSUMPTION AGREEMENT"), duly executed by such Eligible Assignee, the Agent and the Borrower; and

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                   SECTION 2.19. EXTENSION OF TERMINATION DATE. (a) At least 45 days but not more than 60 days prior to any anniversary of the Effective Date, the Borrower, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days but not later than 20 days prior to such anniversary date, notify the Borrower and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to such anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Borrower not later than 15 days prior to such anniversary date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

                  (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Termination Date in effect at such time shall, effective as at the applicable anniversary of the Effective Date (the "EXTENSION DATE"), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.19, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.19, be extended as to those Lenders that so consented (each a "CONSENTING LENDER") but shall not be extended as to any other Lender (each a "NON-CONSENTING LENDER"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.19 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.19 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; PROVIDED that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

                  (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.19, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Extension Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of such anniversary date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; PROVIDED, HOWEVER, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and PROVIDED FURTHER that:

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and


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


                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

PROVIDED FURTHER that such Non-Consenting Lender's rights under Sections 2.11,
2.14 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.19 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.19) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Borrower, and, subject to the satisfaction to the applicable conditions in
Article III, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.19, and all references in this Agreement, and in the Notes, if any, to the "TERMINATION DATE" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTIONS 2.01 AND 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

                  (a) There shall have occurred no material adverse change in the operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1999.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(d) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no material adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

                  (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

                  (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (e) The Borrower shall have notified the Agent in writing as to the proposed Effective Date.

                  (f) The Borrower shall have paid all reasonable accrued fees and expenses of the Agent and the Lenders (including the reasonable accrued fees and expenses of counsel to the Agent).

                  (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that constitutes a Default.

                  (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                           (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to
                  Section 2.16.


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


                           (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                           (iv) A favorable opinion of Jones, Day, Reavis & Pogue, counsel for the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request.

                           (v) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

                  (i) The Borrower shall have terminated the commitments, and paid in full all Debt, interest, fees and other amounts outstanding, under the Credit Agreement dated as of December 19, 1995 among the Borrower, the lenders parties thereto and The Chase Manhattan Bank (National Association), as agent. Each of the Lenders that is a party to such Credit Agreement hereby waives, upon execution of this Agreement, the three Business Day's notice required by Section 4.4 of such Credit Agreement relating to the termination of commitments thereunder.

                  SECTION 3.02. CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT BORROWING, INCREASE DATE AND EXTENSION DATE. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing, each Commitment Increase and each extension of Commitments pursuant to Section 2.19 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing, the applicable Increase Date or the applicable Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, request for Commitment Increase, request for Commitment Extension and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such Increase Date or such Extension Date such statements are true):

                  (i)      the representations and warranties contained in
         Section 4.01 (except, in the case of Revolving Credit Borrowings, the representations set forth in subsections (d) and (f) thereof) are correct on and as of such date, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, such Increase Date or such Extension Date, as though made on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or to the application of the proceeds therefrom, such Increase Date or such Extension Date, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.03. CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                  (a)      the representations and warranties contained in
         Section 4.01 (except the representations set forth in subsections (d) and (f) thereof) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

                  (a) CORPORATE STATUS. The Borrower and each Domestic Subsidiary (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction (other than the jurisdiction of its incorporation) in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect. Schedule 4.01(a) identifies all of the Borrower's Material Subsidiaries, Domestic Subsidiaries and Principal Subsidiaries as of the Effective Date and the principal type of business of each such Subsidiary.

                  (b) CORPORATE POWER AND AUTHORITY. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the Notes and has taken all necessary corporate action to authorize the execution, delivery and performance by the Borrower of such Agreement and Notes. The Borrower has duly executed and delivered this Agreement, and this Agreement and each Note constitutes, its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                  (c) NO VIOLATION. Neither the execution, delivery or performance by the Borrower of this Agreement and the Notes, nor compliance by it with the terms and provisions thereof nor the consummation of the financing transactions contemplated thereby, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower.

                  (d) LITIGATION. Except as set forth in Schedule 4.01(d), there are no actions, suits or proceedings, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect and no material adverse change has occurred with respect to any of the matters set forth in Schedule 4.01(d).

                  (e) FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC. The audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at December 31, 1999, and the unaudited quarterly consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at March 31, 2000, heretofore delivered to the Lenders were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end adjustments.

                  (f) MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has not occurred and there does not exist any event, act, condition or liability which has had, or may reasonably be expected to have, a Material Adverse Effect.

                  (g) USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of each Advance will be used by the Borrower only in accordance with the provisions of Section 2.17. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations U or X.

                  (h) GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required for the due execution, delivery and performance of this Agreement or the Notes or the consummation of any of the transactions contemplated thereby.

                  (i) TAX RETURNS AND PAYMENTS. The Borrower and each of its Subsidiaries has filed all tax returns required to be filed by it and has paid all taxes shown on such returns and assessments payable by it which have become due, other than those not yet delinquent or those that are in the aggregate adequately reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings. Except as set forth in Schedule 4.01(i), there are and will be no tax-sharing or similar arrangements between the Borrower and any of its Subsidiaries.

                  (j) ERISA. The Borrower and each member of the ERISA Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No such Person has (A) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (B) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code that is (1) in excess of $5,000,000 and (2) not discharged within 30 days of such failure to pay, or (C) incurred any liability, where the liability would result in a Material Adverse Effect, under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 or ERISA).

                  (k) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  (l) TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of the Borrower by a Responsible Officer in writing to the Agent or any Lender on or prior to the Effective Date, for purposes of or in connection with this Agreement or any of the transactions contemplated hereby is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower by a Responsible Officer in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by knowingly omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Effective Date, there are no facts, events, conditions or liabilities known to the Borrower which, individually or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect.

                  (m)      ENVIRONMENTAL MATTERS. (i) Except as set forth in
Schedule 4.01(m), (A) each of the Borrower, each of its Affiliates and, to the best of the Borrower's actual knowledge, each of its other Environmental Affiliates are in compliance with all applicable Environmental Laws except where noncompliance, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect, (B) each of the Borrower, each of its Affiliates, and, to the best of the Borrower's actual knowledge, each of its other Environmental Affiliates has all Environmental Approvals required to operate its business as presently conducted or as reasonably anticipated to be conducted except where the failure to obtain any such Environmental Approval, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect, (C) neither the Borrower, any of its Affiliates, nor, to the best of the Borrower's actual knowledge, any of its other Environmental Affiliates has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, such Affiliate or such Environmental Affiliate is not in full compliance with all Environmental Laws and where such noncompliance, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect, and (D) to the best of the Borrower's actual knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future except where such noncompliance, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

                           (ii) Except as set forth in Schedule 4.01(d), there is no Environmental Claim pending or threatened against the Borrower, any of its Affiliates or, to the best of the Borrower's actual knowledge, its other Environmental Affiliates, which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect.

                           (iii) Except as set forth in Schedule 4.01(m), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against the Borrower, any of its Affiliates or, to the best of the Borrower's actual knowledge, any of its other Environmental Affiliates, which Environmental Claims, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect.

                           (iv) Without in any way limiting the generality of the foregoing, except as disclosed in Schedule 4.01(m), (A) there are no on-site or off-site locations in which the Borrower, any of its Affiliates or, to the best of the Borrower's actual knowledge, any of its other Environmental Affiliates has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (B) there are no underground storage tanks located on property owned or leased by the Borrower, any of its Affiliates or, to the best of the Borrower's actual knowledge, any of its other Environmental Affiliates, (C) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Borrower, any of its Affiliates or, to the best of the Borrower's actual knowledge, any of its other Environmental Affiliates, and (D) no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by the Borrower, any of its Affiliates or, to the best of the Borrower's actual knowledge, any of its other Environmental Affiliates, in each case the consequences of which may reasonably be expected to have a Material Adverse Effect.

                           (v) For purposes of this Section 4.01(m), "actual" knowledge shall mean knowledge of a Responsible Officer.

                  (n) OWNERSHIP OF PROPERTY. The Borrower and each of its Subsidiaries has good and marketable fee simple title to or valid leasehold interests in all of the real property owned or leased by the Borrower or such Subsidiary and good title to all of their personal property, except where the failure to hold such title or leasehold interests, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect. The personal and real property owned by the Borrower and its Subsidiaries is not subject to any Lien of any kind except Liens permitted hereby. The Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all of their respective leases except where the failure to enjoy such peaceful and undisturbed possession, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

                  (o) NO DEFAULT. The Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which may reasonably be expected to result in a Material Adverse Effect. No Default exists.

                  (p) LICENSES, ETC. The Borrower and each of its Subsidiaries have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain and hold the same, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

                  (q) COMPLIANCE WITH LAW. The Borrower and each of its Subsidiaries is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees except where such non-compliance, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder:

                  (a) INFORMATION COVENANTS. The Borrower shall furnish to each Lender:

                           (i) QUARTERLY FINANCIAL STATEMENTS. Within 60 days after the close of each quarterly accounting period in each fiscal year of the Borrower (other than the final quarter), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative figures for the related periods in the prior fiscal year.

                           (ii) ANNUAL FINANCIAL STATEMENTS. Within 120 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, cash flow and retained earnings for such fiscal year, setting forth comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by independent certified public accountants of recognized national standing selected by the Borrower, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default, or if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement as to the nature thereof.

                           (iii) OFFICER'S CERTIFICATE. At the time of the delivery of the financial statements under clauses (i) and (ii) above, a certificate of the chief financial officer or treasurer of the Borrower which certifies (A) that such financial statements fairly present the financial condition and the results of operations of the Borrower and its Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and (B) that such officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof. Such certificate shall be substantially in the form of Exhibit E; PROVIDED, notwithstanding any other provision contained herein, for purposes of such certificate and Section 5.03, Consolidated Gross Rental Expense for any four consecutive fiscal quarters other than any four consecutive fiscal quarters comprising a fiscal year shall be Consolidated Gross Rental Expense for the immediately preceding fiscal year.

                           (iv) NOTICE OF DEFAULT. Promptly after the Borrower obtains knowledge of the occurrence of any Default, a certificate of the chief financial officer or treasurer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto.

                           (v)      LITIGATION. Promptly after (i) the
         occurrence thereof, notice to the institution of or any development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower, any of its Subsidiaries or any material property of any thereof which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration.

                           (vi) ERISA. (A) As soon as possible and in any event within 10 days after the Borrower or any member of its ERISA Controlled Group knows, or has reason to know, that: (1) any Termination Event with respect to a Plan has occurred or will occur, or
         (2) any condition exists with respect to a Plan which presents a material risk of termination of the Plan or imposition of an excise tax or other liability on the Borrower or any member of its ERISA Controlled Group which might have a Material Adverse Effect on the Borrower, or (3) the Borrower or any member of its ERISA Controlled Group has applied for a waiver of the minimum funding standard under
         Section 412 of the Code or Section 302 of ERISA, or (4) the Borrower or any member of its ERISA Controlled Group has engaged in a "prohibited transaction", as defined in Section 4975 of the Code or as described in
         Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA, or (5) any condition exists with respect to a Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by the Borrower or any member of its ERISA Controlled Group from a Multiemployer Plan whereupon potential liability exceeds $25,000,000, or (6) the Borrower or any member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (7) a Multiemployer Plan is in "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or
         (8) the potential withdrawal liability (as determined in accordance with Title IV of ERISA) of the Borrower and the members of its ERISA

         Controlled Group with respect to all Multiemployer Plans has increased to an amount in excess of $50,000,000 or (9) there is an action brought against the Borrower or any member of its ERISA Controlled Group under
         Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA, a certificate of the chief financial officer or treasurer of the Borrower setting forth the details of each of the events described in clauses (1) through (9) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in clauses (1) through (9) above, as applicable.

                           (B) As soon as possible and in any event within five Business Days after the receipt by the Borrower or any member of its ERISA Controlled Group of a demand letter from the PBGC notifying the Borrower or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the chief financial officer or treasurer of the Borrower setting forth the action which the Borrower or such member of its ERISA Controlled Group proposes to take with respect thereto.

                           (vii) SEC FILINGS. Promptly upon the filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any governmental agencies substituted therefore or promptly upon the mailing thereof, copies of such documents, material, information and reports which the Borrower shall send to or generally make available to its stockholders.

                           (viii) ENVIRONMENTAL. Unless prohibited by any applicable law, rule, regulation, order, writ, injunction or decree of, or agreement with, any court or governmental instrumentality, or in the case of an Environmental Affiliate which is not otherwise an Affiliate of the Borrower, any contractual undertaking the primary purpose of which was other than to prohibit the disclosure of such information, promptly and in any event within ten Business Days after the existence of any of the following conditions, a certificate of an Authorized Officer of the Borrower specifying in detail the nature of such condition and the Borrower's, Affiliate's or Environmental Affiliate's proposed response thereto: (A) the receipt by the Borrower, any of its Affiliates, or, to the best of its actual knowledge, any of its other Environmental Affiliates of any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Person is not in compliance with applicable Environmental Laws and such noncompliance, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect, (B) the Borrower, any of its Affiliates, or to the best of its actual knowledge, any of its other Environmental Affiliates shall obtain knowledge that there exists any Environmental Claim pending or threatened against such Person, which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect, or (C) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against the Borrower, any of its Affiliates or any of its other Environmental Affiliates, which Environmental Claim, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect. For purposes of this clause (viii), "actual" knowledge shall have the meaning provided by Section 4.01(m)(v).

                           (ix) OTHER INFORMATION. From time to time with reasonable promptness, such other information or documents (financial or otherwise) as the Agent or any Lender through the Agent may reasonably request.

                  (b) BOOKS, RECORDS AND INSPECTIONS. The Borrower shall, and shall cause each of its Domestic Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice, at such reasonable times and to such reasonable extent as such Lender may desire, PROVIDED any information obtained as the result of such inspection, examination or discussion shall be deemed to constitute Confidential Information.

                  (c) MAINTENANCE OF INSURANCE. On and after the Effective Date until the Termination Date, the Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies or through self-insurance programs consistent with past practices, which past practices have been disclosed in writing to the Agent prior to the Effective Date, insurance on itself and its properties in at least such amounts (in such types and with such deductibles) and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business similarly situated.

                  (d) TAXES. (i) The Borrower shall pay or cause to be paid or discharged, and shall cause each of its Subsidiaries to pay or cause to be paid or discharged, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

                           (ii) Except as set forth in Schedule 5.01(d), the Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries).

                  (e) CORPORATE FRANCHISES. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, except where the failure to so preserve any of the foregoing (other than existence) may not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (f) COMPLIANCE WITH LAW. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, ERISA and all Environmental Laws, other than those the non-compliance with which, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

                  (g) MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its material properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder:

                  (a) Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its or their property (whether real or personal, including, without limitation, accounts receivable and inventory) or any interest it or they may have therein, whether owned at the date hereof or hereafter acquired (unless, in the case of any Lien of or upon the property of any of its Subsidiaries, all obligations and indebtedness thereby secured are held by the Borrower or any of its Subsidiaries); PROVIDED that the provisions of this Section 5.02(a) shall not prevent or restrict the existence or creation of:

                           (i)      liens for taxes or assessments or
                  governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith; and materialmen's, mechanic's, carrier's, workmen's, repairmen's, landlord's or other like liens, or deposits to obtain the release of such liens;

                           (ii) pledges or deposits to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, or bids of contracts and pledges or deposits made in the ordinary course of business for similar purposes;

                           (iii) licenses, easements, rights of way and other similar encumbrances, or zoning or other restrictions as to the use of real properties, the existence of which does not in the aggregate interfere with the operation of the business of the Borrower or any Subsidiary thereof;

                           (iv) Liens of or upon any property or assets owned by any Subsidiary of the Borrower existing on the date on which such Subsidiary first became a Subsidiary, if such date is subsequent to the date hereof;

                           (v) Liens of or upon (A) any property or assets acquired by the Borrower or any of its Subsidiaries (whether by purchase, merger or otherwise) after the date hereof and not theretofore owned by the Borrower or any of its Subsidiaries), or (B) improvements made on any property or assets now owned or hereafter acquired, securing the purchase price thereof or created or incurred simultaneously with, or within 180 days after, such acquisition or the making of such improvements or existing at the time of such acquisition (whether or not assumed) or the making of such improvements, if (x) such Lien shall be limited to the property or assets so acquired or the improvements so made, (y) the amount of the obligations or indebtedness secured by such Liens shall not be increased after the date of the acquisition of such property or assets or the making of such improvements, except to the extent improvements are made to such property or assets after the date of the acquisition or the making of the initial improvements, and (z) in each instance where the obligation or indebtedness secured by such Lien constitutes an obligation or indebtedness of, or is assumed by, the Borrower or any of its Subsidiaries, the principal amount of the obligation or indebtedness secured by such Lien shall not exceed 100% of the cost or fair value (which may be determined in good faith by the Board of Directors of the Borrower), whichever is lower, of the property or assets or improvements at the time of the acquisition or making thereof;

                           (vi)     Liens arising under leases described on
                  Schedule 5.02(a) hereof and Capitalized Leases;

                           (vii) mortgages securing indebtedness of a Subsidiary of the Borrower owing to the Borrower or to another Subsidiary of the Borrower;

                           (viii) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Borrower or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Borrower or any of its Subsidiaries;

                           (ix) Liens on or other conveyances of property owned by the Borrower or any of its Subsidiaries in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

                           (x) Liens on accounts receivable sold to Eastman Chemical Financial Corporation, a Delaware corporation and a wholly owned (directly or indirectly) special purpose entity of the Borrower, arising under the Borrower's securitization program existing on the date hereof;

                           (xi) renewals, extensions or replacements of the Liens referred to in clauses (iv) through (ix) for amounts which shall not exceed the principal amount of the obligations or indebtedness so renewed or replaced at the time of the renewal or replacement thereof and applying only to the same property or assets theretofore subject to such Liens; and

                           (xii) Liens (including Liens to secure judgments pending appeal) not otherwise permitted by this Section 5.02(a) securing obligations of the Borrower or any Subsidiary thereof in an aggregate principal amount outstanding at any one time not to exceed an amount equal to 15% of Consolidated Net Tangible Assets at such time.

                  (b) RESTRICTION ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of the business or property of the Borrower, or, in the case of a Subsidiary of the Borrower, the business or property of the Borrower and its Subsidiaries taken as a whole, whether now or hereafter acquired; PROVIDED that any disposition of less than 15% of Consolidated Net Tangible Assets shall not be deemed to be a substantial part and PROVIDED FURTHER that any such merger or consolidation shall be permitted if (i) the Borrower shall be the continuing corporation (in the case of a merger or consolidation), or the successor, if other than the Borrower, shall be a corporation organized and existing under the laws of the United States of

America or any State thereof and such corporation shall expressly assume to the satisfaction of the Agent the due and punctual performance and observance of all of the covenants and obligations contained in this Agreement and the Notes to be performed by the Borrower, (ii) immediately after giving effect to such merger or consolidation, no Default shall have occurred and be continuing, and (iii) on the effective date of any such merger or consolidation occurring on or after the Effective Date, the covenant contained in Section 5.03, calculated on a pro forma basis with respect to the twelve month period ending on such date, after giving effect to such merger or consolidation with respect to the Borrower or other obligor for the Advances and other obligations hereunder, shall be satisfied; and PROVIDED FURTHER that any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly owned Subsidiary of the Borrower. Pro forma compliance with Section 5.03 shall be determined in a manner which includes appropriate adjustments to Consolidated Interest Expense, Consolidated EBT, Consolidated Gross Rental Expense, and Consolidated EBITDAR, including, without limitation, adjustments designed to reflect indebtedness incurred in connection with or in contemplation of such merger or consolidation and interest expense for the twelve month period ending on the date of such determination in respect thereof, and shall be demonstrated to the reasonable satisfaction of the Agent.

                  (c) SALES AND LEASEBACKS. The Borrower shall not, nor shall it permit any Principal Subsidiary to, enter into any arrangement with any Person that provides for the leasing to the Borrower or any Principal Subsidiary of any Principal Property, which Principal Property has been or is to be sold or transferred by the Borrower or such Principal Subsidiary to such Person, unless the Borrower or such Principal Subsidiary would be entitled, pursuant to Section 5.02(a), to create, incur, assume or suffer to exist any Lien upon such property securing Indebtedness; PROVIDED that the aggregate fair market value of all properties subject to such arrangements shall not exceed at any time 10% of the Consolidated Net Tangible Assets and PROVIDED FURTHER that from and after the date on which such arrangement becomes effective the same shall be deemed for all purposes under Section 5.02(a) to be Indebtedness secured by a Lien.

                  (d) LIMITATIONS ON RESTRICTED SUBSIDIARY DEBT. The Borrower shall not permit any Restricted Subsidiary to incur or assume any Debt except:

                           (i) Debt that is or could be secured by a Lien permitted pursuant to Section 5.02(a);

                           (ii)     Debt outstanding on the Effective Date;

                           (iii) Debt issued to and held by the Borrower or another Restricted Subsidiary;

                           (iv)     Debt incurred by a Person prior to the time
                  (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Debt was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

                           (v) Debt incurred in the ordinary course of business and maturing within one year; and

                           (vi) extensions, renewals or replacements of any of the foregoing;

         PROVIDED, HOWEVER, that the Borrower may permit a Restricted Subsidiary to incur Debt as permitted by clauses (ii) through (vi) of this Section 5.02(d) only to the extent that the aggregate amount of such Debt of all Restricted Subsidiaries does not exceed 15% of Consolidated Net Tangible Assets.

                  SECTION 5.03. FINANCIAL COVENANT. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not permit the ratio of Consolidated EBITDAR to Consolidated Interest Expense for any four consecutive fiscal quarters of the Borrower (taken as one accounting period) to be less than 2.5:1.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) FAILURE TO MAKE PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Advances, and such default shall continue unremedied for one or more Business Days or (ii) default, and such default shall continue unremedied for ten or more days, in the payment when due of any interest on the Advances or (iii) default, and such default shall continue unremedied for 30 or more days from the date of notice of such default, in the payment when due of any fees or any other amounts owing hereunder.

                  (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by the Borrower herein or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed

                  (c) BREACH OF COVENANTS. The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a) or (b) above), and, if capable of being remedied, such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent; PROVIDED that there shall be deducted from such number of days any grace period utilized by the Borrower in notifying the Agent of such Default pursuant to
Section 5.01(a)(iv).

                  (d) DEFAULT UNDER OTHER AGREEMENTS. The Borrower or any of its Subsidiaries shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness in the principal amount of $50,000,000 or more and such default shall continue beyond any applicable grace period; or the Borrower or any of its Subsidiaries shall default in the performance or observance of any obligation or condition with respect to any Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, unless, in each case, waived by such holder or holders, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment, and the principal amount of such Indebtedness exceeds $50,000,000.

                  (e) BANKRUPTCY, ETC. (i) The Borrower or any Material Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against the Borrower or any Material Subsidiary and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any Material Subsidiary or the Borrower or any Material Subsidiary commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Material Subsidiary or there is commenced against the Borrower or any Material Subsidiary any such proceeding which remains undismissed for a period of 60 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) the Borrower or any Material Subsidiary is adjudicated insolvent or bankrupt; or (vi) the Borrower or any Material Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or (vii) the Borrower or any Material Subsidiary makes a general assignment for the benefit of creditors; or (viii) the Borrower or any Material Subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) the Borrower or any Material Subsidiary shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (x) any corporate action is taken by the Borrower or any Material Subsidiary for the purpose of effecting any of the foregoing.

                  (f) ERISA. The Borrower or any member of the ERISA Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 for which it shall have become liable under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Benefit Liabilities in excess of $100,000,000 shall be filed under Title IV of ERISA by the Borrower or any member of the ERISA Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Benefit Liabilities in excess of $100,000,000 or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate Unfunded Benefit Liabilities in excess of $100,000,00 must be terminated; or there shall occur a complete or partial withdrawal from, or a default within the meaning of Section 4219(c)(5) of ERISA with respect to, one or more Multiemployer Plans which could cause the Borrower or one or more members of the ERISA Controlled Group to incur a current payment obligation in excess of $50,000,000 if not paid when due.

                  (g) JUDGMENTS. One or more judgments or decrees in an aggregate amount of $50,000,000 or more shall be entered by a court against the Borrower or any of its Subsidiaries and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees; PROVIDED, HOWEVER, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance, with deductible or self-insured retention consistent with industry practices, between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A-" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order.

                  (h) ENVIRONMENTAL MATTERS. (i) Any Environmental Claim shall have been asserted against the Borrower or any Environmental Affiliate thereof which may reasonably be expected to have a Material Adverse Effect, (ii) any release, emission, discharge or disposal of any Material of


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

Environmental Concern shall have occurred, and such event could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any Environmental Affiliate thereof, which, if determined adversely, may reasonably be expected to have a Material Adverse Effect, or (iii) the Borrower or its Environmental Affiliate shall have failed to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition may reasonably be expected to have a Material Adverse Effect.


                  (i) CHANGE IN CONTROL. At any time on or after the Effective Date a Change in Control shall have occurred.

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18 or 2.19, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as


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

assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. CITIBANK AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Advances then owed to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "INDEMNIFIED COSTS"), PROVIDED that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.


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

                  SECTION 7.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 7.07. OTHER AGENTS. Each Lender hereby acknowledges that neither the syndication agent, the documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in
Section 3.01, (b) increase the Commitments of the Lenders (other than in accordance with Section 2.18) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this
Section 8.01; and Provided Further that (x) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note and (y) no amendment, waiver or consent of
Section 8.07(f) shall, unless in writing and signed by each Lender that has granted a funding option to an SPC in addition to the Lenders required above to take such action, affect the rights or duties of such Lender or SPC under this Agreement or any Note.

                  SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 100 North Eastman Road, Kingsport, Tennessee 37662, Attention: Tammy Jones; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending

Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. COSTS AND EXPENSES. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this
Section 8.04(a).

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance, LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or
(e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section
6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 8.06. BINDING EFFECT. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11 or 2.14 or a notice under Section 2.12 and so long as no Event of Default has occurred and is continuing) upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid


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

Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee,
(iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, PROVIDED, HOWEVER, that in the case of each assignment made as a result of a demand by the Borrower, such recordation fee shall be payable by the Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Borrower and the Agent, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.12, 2.14 and 8.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;


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

(v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (f) Each Lender may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Advance that such Lender is obligated to fund under this Agreement (and upon the exercise by such SPC of such option to fund, such Lender's obligations with respect to such Advance shall be deemed satisfied to the extent of any amounts funded by such
SPC); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any Advance, (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including, without limitation, its obligations under Section 2.14) and (vi) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option. Each party to this Agreement hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

                  (g) Any Lender may, in connection with any assignment, participation or grant of funding option or proposed assignment, participation or grant of funding option pursuant to this Section 8.07, disclose to the assignee, participant or SPC or proposed assignee, participant or SPC, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, the assignee, participant or SPC or proposed assignee, participant or SPC shall agree in writing to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. CONFIDENTIALITY. Neither the Agent nor any Lender or SPC shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(g), to actual or prospective assignees, participants and SPCs, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                  SECTION 8.09. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.11. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon Corporation Service Company at its offices at 80 State Street, Albany, New York 12207 (the "PROCESS AGENT") and the Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                     [Rest of page intentionally left blank]

                  SECTION 8.12. WAIVER OF JURY TRIAL. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             EASTMAN CHEMICAL COMPANY


                                             By
                                               --------------------------------
                                               Title:


                                             CITIBANK, N.A.,
                                                 as Agent


                                             By
                                               --------------------------------
                                               Title:

                                 Initial Lenders

Commitment

$71,000,000                                  CITIBANK, N.A.


                                             By
                                               --------------------------------
                                               Title:


$60,000,000                                  BANK OF AMERICA, N.A.


                                             By
                                               --------------------------------
                                               Title:



$60,000,000                                  BANK ONE, NA


                                             By
                                               --------------------------------
                                               Title:

$48,000,000                                  THE BANK OF NEW YORK


                                             By
                                               --------------------------------
                                               Title:


$48,000,000                                  BANK OF TOKYO-MITSUBISHI TRUST
                                             COMPANY


                                             By
                                               --------------------------------
                                               Title:


$48,000,000                                  THE CHASE MANHATTAN BANK


                                             By
                                               --------------------------------
                                               Title:


$48,000,000                                  DEUTSCHE BANK AG, NEW YORK
                                             AND/OR CAYMAN ISLANDS BRANCH


                                             By
                                               --------------------------------
                                               Title:


                                             By
                                               --------------------------------
                                               Title:


$48,000,000                                  FIRST UNION NATIONAL BANK


                                             By
                                               --------------------------------
                                               Title:


$48,000,000                                  MELLON BANK, N.A.


                                             By
                                               --------------------------------
                                               Title:

$48,000,000                                  WACHOVIA BANK, N.A.


                                             By
                                               --------------------------------
                                               Title:


$48,000,000                                  SUNTRUST BANK


                                             By
                                               --------------------------------
                                               Title:


$25,000,000                                  AMSOUTH BANK, CORP


                                             By
                                               --------------------------------
                                               Title:


$25,000,000                                  BANCA NAZIONALE DEL LAVORO


                                             By
                                               --------------------------------
                                               Title:

$25,000,000                                  CREDIT SUISSE FIRST BOSTON


                                             By
                                               --------------------------------
                                               Title:

$25,000,000                                  THE FUJI BANK, LIMITED


                                             By
                                               --------------------------------
                                               Title:


$25,000,000                                  MORGAN GUARANTY TRUST
                                             COMPANY OF NEW YORK


                                             By
                                               --------------------------------
                                               Title:

$25,000,000                                  LEHMAN COMMERCIAL PAPER INC.


                                             By
                                               --------------------------------
                                               Title:


$25,000,000                                  THE SANWA BANK, LIMITED


                                             By
                                               --------------------------------
                                               Title:


$25,000,000                                  THE SUMITOMO BANK, LTD.


                                             By
                                               --------------------------------
                                               Title:



$25,000,000                                  WELLS FARGO BANK


                                             By
                                               --------------------------------
                                               Title:



$800,000,000      Total of the Commitments

                                                                  Execution Copy



                                U.S. $800,000,000


                           FIVE-YEAR CREDIT AGREEMENT

                            Dated as of July 13, 2000

                                      Among

                            EASTMAN CHEMICAL COMPANY

                                   AS BORROWER

                        THE INITIAL LENDERS NAMED HEREIN

                               AS INITIAL LENDERS

                                 CITIBANK, N.A.

                             AS ADMINISTRATIVE AGENT

                            SALOMON SMITH BARNEY INC.

                                AS LEAD ARRANGER

                              BANK OF AMERICA, N.A.

                              AS SYNDICATION AGENT

                                       and
                                  BANK ONE, NA

                             AS DOCUMENTATION AGENT


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

                                TABLE OF CONTENTS



ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                                              31
         SECTION 1.01.  Certain Defined Terms                                           31
         SECTION 1.02.  Computation of Time Periods                                     44
         SECTION 1.03.  Accounting Terms                                                44


ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES                                            44
         SECTION 2.01.  The Revolving Credit Advances                                   44
         SECTION 2.02.  Making the Revolving Credit Advances                            45
         SECTION 2.03.  The Competitive Bid Advances                                    46
         SECTION 2.04.  Fees                                                            49
         SECTION 2.05.  Optional Termination or Reduction of the Commitments            49
         SECTION 2.06.  Repayment of Revolving Credit Advances                          50
         SECTION 2.07.  Interest on Revolving Credit Advances                           50
         SECTION 2.08.  Interest Rate Determination                                     50
         SECTION 2.09.  Optional Conversion of Revolving Credit Advances                51
         SECTION 2.10.  Prepayments of Revolving Credit Advances                        52
         SECTION 2.11.  Increased Costs                                                 52
         SECTION 2.12.  Illegality                                                      52
         SECTION 2.13.  Payments and Computations                                       53
         SECTION 2.14.  Taxes                                                           54
         SECTION 2.15.  Sharing of Payments, Etc.                                       55
         SECTION 2.16.  Evidence of Debt                                                55

         SECTION 2.17.  Use of Proceeds                                                 56
         SECTION 2.18.  Increase in the Aggregate Commitments                           56
         SECTION 2.19.  Extension of Termination Date                                   57


ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING                                     59
         SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01
                        and 2.03                                                        59
         SECTION 3.02.  Conditions Precedent to Each Revolving Credit Borrowing,
                        Increase Date and Extension Date.                               61
         SECTION 3.03.  Conditions Precedent to Each Competitive Bid Borrowing          62
         SECTION 3.04.  Determinations Under Section 3.01                               62


ARTICLE IV REPRESENTATIONS AND WARRANTIES                                               62
         SECTION 4.01.  Representations and Warranties of the Borrower                  62


ARTICLE V COVENANTS OF THE BORROWER                                                     66
         SECTION 5.01.  Affirmative Covenants                                           66
         SECTION 5.02.  Negative Covenants                                              70
         SECTION 5.03.  Financial Covenants                                             73


ARTICLE VI EVENTS OF DEFAULTS                                                           73
         SECTION 6.01.  Events of Default                                               73


ARTICLE VII THE AGENT                                                                   75
         SECTION 7.01.  Authorization and Action                                        75
         SECTION 7.02.  Agent's Reliance, Etc.                                          75
         SECTION 7.03.  Citibank and Affiliates                                         76
         SECTION 7.04.  Lender Credit Decision                                          76

         SECTION 7.05.  Indemnification                                                 76
         SECTION 7.06.  Successor Agent                                                 77
         SECTION 7.07.  Other Agents.                                                   77


ARTICLE VIII MISCELLANEOUS                                                              77
         SECTION 8.01.  Amendments, Etc.                                                77
         SECTION 8.02.  Notices, Etc.                                                   77
         SECTION 8.03.  No Waiver; Remedies                                             78
         SECTION 8.04.  Costs and Expenses                                              78
         SECTION 8.05.  Right of Set-off                                                79
         SECTION 8.06.  Binding Effect                                                  79
         SECTION 8.07.  Assignments and Participations                                  79
         SECTION 8.08.  Confidentiality                                                 82
         SECTION 8.09.  Governing Law                                                   82
         SECTION 8.10.  Execution in Counterparts                                       82
         SECTION 8.11.  Jurisdiction, Etc.                                              82
         SECTION 8.12.  Waiver of Jury Trial                                            84

Schedules

Schedule I        -        List of Applicable Lending Offices

Schedule 4.01(a)  -        Subsidiaries

Schedule 4.01(d)  -        Disclosed Litigation

Schedule 4.01(i)  -        Tax Sharing Agreements

Schedule 4.01(m)  -        Environmental Matters

Schedule 5.01(d)  -        Tax Filings with Any Person Other than the Borrower and its Subsidiaries

Schedule 5.02(a)  -        Leases



Exhibits

Exhibit A-1       -    Form of Revolving Credit Note

Exhibit A-2       -    Form of Competitive Bid Note

Exhibit B-1       -    Form of Notice of Revolving Credit Borrowing

Exhibit B-2       -    Form of Notice of Competitive Bid Borrowing

Exhibit C         -    Form of Assignment and Acceptance

Exhibit D         -    Form of Opinion of Counsel for the Borrower

Exhibit E         -    Form of Compliance Certificate